NEWS RELEASE

For Immediate Release
October 21, 2021

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Third Quarter Results

Charleston, West Virginia – City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $6.0 billion bank holding company headquartered in Charleston, West Virginia, today announced quarterly net income of $22.7 million and diluted earnings of $1.47 per share for the quarter ended September 30, 2021. For the third quarter of 2021, the Company achieved a return on assets of 1.53% and a return on tangible equity of 15.7%. For the nine months ended September 30, 2021, City reported net income of $64.7 million, or diluted earnings per share of $4.13.

Charles R. (“Skip”) Hageboeck, the President and Chief Executive Officer of City Holding Company, commented: “While our financial performance is not quite back to pre-COVID levels, City’s financial performance continued on an upward swing in the third quarter of 2021. Net interest income, largely on the strength of fee income related to Government sponsored Paycheck Protection Program (“PPP”) loans, increased $1.6 million from the quarter ended June 30, 2021 and noninterest income, exclusive of security items, was up $1.3 million from the quarter ended September 30, 2020.”

“Asset quality continues to be a hallmark for City with nonperforming assets dropping to below $10 million ($9.0 million or just 0.26% of total loans and other real estate owned). Past due loans and troubled debt restructurings also declined during the quarter ended September 30, 2021. Deferrals on commercial loans have also declined significantly during the quarter to just $15 million and are solely related to hotel and lodging customers.”

“While consumer related lending continues to be challenging with the current interest rate environment, commercial loans grew $36 million, or 2% (8.1% annualized), during the quarter ended September 30, 2021, exclusive of PPP balances. As of September 30, 2021, our PPP balances have declined to $26 million with less than $1 million remaining outstanding from PPP loans originated in 2020 and approximately 45% of loans originated in 2021 already forgiven.”

Net Interest Income

The Company’s net interest income increased from $37.9 million during the second quarter of 2021 to $39.5 million during the third quarter of 2021. The Company’s tax equivalent net interest income increased from $38.3 million for the second quarter of 2021 to $39.8 million for the third quarter of 2021. An increase in loan fees related to PPP loan forgiveness increased net interest income by $0.6 million. In addition, a modest increase in loan yields, due to interest recoveries on previously charged-off loans, increased net interest income by $0.6 million and lower rates paid on time deposits (16 basis points) increased net interest income by $0.4 million. The Company’s reported net interest margin increased from 2.81% for the second quarter of 2021 to 2.89% for the third quarter of 2021. Excluding the favorable impact of the accretion from fair value adjustments, the net interest margin would have been 2.86% for the quarter ended September 30, 2021 and 2.76% for the quarter ended June 30, 2021.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned decreased from 0.32% at June 30, 2021 to 0.26% at September 30, 2021. Total nonperforming assets decreased from $11.4 million at June 30, 2021 to $9.0 million at September 30, 2021. Total past due loans decreased slightly from $7.6 million, or 0.22% of total loans outstanding, at June 30, 2021 to $7.3 million, or 0.21% of total loans outstanding, at September 30, 2021.

As a result of the Company’s quarterly analysis of the adequacy of the allowance for credit losses (“ACL”), the Company recorded a recovery of credit losses of $0.7 million in the third quarter of 2021, compared to a provision for credit losses of $1.0 million for the comparable period in 2020 and a recovery of credit losses of $2.0 million for the second quarter of 2021. Due to adjustments to other qualitative and other factors, the Company partially recovered a portion of the provision for credit losses incurred in the quarter ended March 31, 2020.

Non-interest Income

Non-interest income was $17.9 million for the third quarter of 2021 as compared to $17.0 million for the third quarter of 2020. During the third quarter of 2021, the Company reported $0.1 million of unrealized fair value gains on the Company’s equity securities compared to $0.5 million of unrealized fair value gains on the Company’s equity securities in the third quarter of 2020. Exclusive of these gains, non-interest income increased from $16.5 million for the third quarter of 2020 to $17.8 million for the third quarter of 2021. This increase was largely attributable to higher bankcard revenues ($0.7 million, or 12.0%) and service charges ($0.4 million, or 6.5%). In addition, trust and investment management fee income increased $0.3 million and other income increased $0.2 million from the quarter ended September 30, 2020. These increases were partially offset by a decrease in bank owned life insurance revenues due to lower death benefit proceeds ($0.3 million).

Non-interest Expenses

Non-interest expenses increased $0.5 million (1.6%), from $28.7 million in the third quarter of 2020 to $29.2 million in the third quarter of 2021. This increase was primarily due to an increase in advertising expenses of $0.3 million and telecommunication expenses of $0.2 million.

Balance Sheet Trends

Loans decreased $7.5 million from June 30, 2021 to September 30, 2021, to $3.52 billion. PPP loans decreased $23.5 million from $49.8 million at June 30, 2021 to $26.3 million at September 30, 2021. Excluding outstanding PPP loans (included in the commercial and industrial loan category), total loans increased $16.0 million, (0.5%), from June 30, 2021 to $3.50 billion at September 30, 2021. Commercial real estate loans increased $18.2 million (1.2%) and commercial and industrial loans increased $18.0 million (5.8%) (excluding PPP loans). These increases were partially offset by decreases in residential real estate loans ($14.5 million or 1.0%); home equity loans ($2.8 million or 2.2%); and consumer loans ($1.9 million or 4.2%).

Total average depository balances increased $40.8 million, or 0.8%, from the quarter ended June 30, 2021 to the quarter ended September 30, 2021. Average noninterest-bearing demand deposit balances increased $45.4 million, average savings deposit balances increased $27.5 million, and average interest-bearing demand deposit balances increased $23.3 million. These increases were partially offset by a decrease in time deposit balances of $55.4 million.

Income Tax Expense

The Company’s effective income tax rate for the third quarter of 2021 was 21.6% compared to 19.5% for the year ended December 31, 2020, and 20.2% for the quarter ended September 30, 2020.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 72.1% and the loan to asset ratio was 59.2% at September 30, 2021. The Company maintained investment securities totaling 23.5% of assets as of the same date. The Company’s deposit mix is weighted heavily toward checking and saving accounts, which fund 63.6% of assets at September 30, 2021. Time deposits fund 18.5% of assets at September 30, 2021, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company continues to be strongly capitalized with tangible equity of $560 million at September 30, 2021. Due primarily to the influx of deposits and share repurchases during the nine months ended September 30, 2021, the Company’s tangible equity ratio decreased from 10.3% at December 31, 2020 to 9.6% at September 30, 2021. At September 30, 2021, City National Bank’s Leverage Ratio was 8.73%, its Common Equity Tier I ratio was 14.61%, its Tier I Capital ratio was 14.61%, and its Total Risk-Based Capital ratio was 15.06%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On September 29, 2021, the Board of Directors of the Company approved a quarterly cash dividend of $0.58 per share payable October 29, 2021, to shareholders of record as of October 15, 2021. During the quarter ended September 30, 2021, the Company repurchased 337,000 common shares at a weighted average price of $75.65 as part of a one million share repurchase plan authorized by the Board of Directors in March 2021. As of September 30, 2021, the Company could repurchase approximately 446,000 additional shares under the plan.

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 94 branches across West Virginia, Kentucky, Virginia, and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) the uncertainties on the Company’s business, results of operations and financial condition, caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its continued influence on financial markets, the effectiveness of the Company’s work from home arrangements and staffing levels in operational facilities, the impact of market participants on which the Company relies and actions taken by governmental authorities and other third parties in response to the pandemic; (3) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for credit losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (4) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (5) changes in the interest rate environment; (6) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (7) changes in technology and increased competition, including competition from non-bank financial institutions; (8) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (9) difficulty growing loan and deposit balances; (10) our ability to effectively execute our business plan, including with respect to future acquisitions; (11) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries; (12) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (13) regulatory enforcement actions and adverse legal actions; (14) difficulty attracting and retaining key employees; (15) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its September 30, 2021 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary September 30, 2021 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2021	2021	2021	2020	2020	2021	2020

Earnings
Net Interest Income (FTE)	$39,822	$38,257	$37,871	$38,514	$38,278	$115,950	$117,168
Net Income available to common shareholders	22,732	22,148	19,814	22,222	20,126	64,694	67,374

Per Share Data
Earnings per share available to common shareholders:
Basic	$1.47	$1.41	$1.25	$1.40	$1.25	$4.13	$4.15
Diluted	1.47	1.41	1.25	1.40	1.25	4.13	4.15
Weighted average number of shares (in thousands):
Basic	15,279	15,573	15,656	15,708	15,950	15,501	16,065
Diluted	15,302	15,594	15,687	15,733	15,970	15,526	16,084
Period-end number of shares (in thousands)	15,192	15,527	15,724	15,768	15,848	15,192	15,848
Cash dividends declared	$0.58	$0.58	$0.58	$0.58	$0.57	$1.74	$1.71
Book value per share (period-end)	44.58	44.79	43.99	44.47	43.62	44.58	43.62
Tangible book value per share (period-end)	36.85	37.20	36.47	36.94	36.11	36.85	36.11
Market data:
High closing price	$79.99	$83.85	$87.41	$70.77	$67.98	$87.41	$82.40
Low closing price	72.29	74.44	69.05	56.98	55.37	69.05	55.18
Period-end closing price	77.91	75.24	81.78	69.55	57.61	77.91	57.61
Average daily volume (in thousands)	53	61	63	56	67	59	75
Treasury share activity:
Treasury shares repurchased (in thousands)	337	217	75	81	231	629	492
Average treasury share repurchase price	$75.65	$78.75	$76.71	$60.32	$59.49	$76.85	$64.23

Key Ratios (percent)
Return on average assets	1.53%	1.49%	1.38%	1.59%	1.46%	1.47%	1.68%
Return on average tangible equity	15.7%	15.2%	13.5%	15.3%	13.8%	14.8%	15.6%
Yield on interest earning assets	3.04%	3.00%	3.17%	3.32%	3.43%	3.07%	3.75%
Cost of interest bearing liabilities	0.22%	0.27%	0.37%	0.47%	0.58%	0.28%	0.73%
Net Interest Margin	2.89%	2.81%	2.91%	2.99%	3.02%	2.87%	3.22%
Non-interest income as a percent of total revenue	31.1%	31.0%	30.4%	30.7%	30.3%	31.0%	35.8%
Efficiency Ratio	50.0%	52.8%	54.3%	51.0%	51.6%	52.3%	51.5%
Price/Earnings Ratio (a)	13.22	13.35	16.30	12.41	11.53	14.14	10.40

Capital (period-end)
Average Shareholders' Equity to Average Assets	11.69%	11.81%	12.30%	12.46%	12.71%
Tangible equity to tangible assets	9.59%	9.98%	9.93%	10.33%	10.61%
Consolidated City Holding Company risk based capital ratios (b):
CET I	15.95%	16.40%	16.76%	16.18%	15.93%
Tier I	15.95%	16.40%	16.76%	16.18%	15.93%
Total	16.39%	16.88%	17.33%	16.75%	16.50%
Leverage	9.46%	9.70%	10.06%	10.22%	10.19%
City National Bank risk based capital ratios (b):
CET I	14.61%	14.82%	14.75%	14.10%	14.46%
Tier I	14.61%	14.82%	14.75%	14.10%	14.46%
Total	15.06%	15.30%	15.33%	14.68%	15.04%
Leverage	8.73%	8.80%	8.91%	8.97%	9.32%

Other (period-end)
Branches	94	94	94	94	94
FTE	921	912	916	926	925

Assets per FTE (in thousands)	$6,463	$6,477	$6,434	$6,219	$5,984
Deposits per FTE (in thousands)	5,308	5,271	5,236	5,024	4,799

(a) The price/earnings ratio is computed based on annualized quarterly earnings (excludes gain for sale of VISA shares, net of taxes).
(b) September 30, 2021 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2021	2021	2021	2020	2020	2021	2020
Interest Income
Interest and fees on loans	$33,961	$33,114	$34,324	$35,685	$35,761	$101,399	$114,813
Interest on investment securities:
Taxable	6,144	5,932	5,242	5,500	6,266	17,318	17,855
Tax-exempt	1,257	1,291	1,253	1,254	1,132	3,801	2,659
Interest on deposits in depository institutions	196	162	118	60	72	476	432
Total Interest Income	41,558	40,499	40,937	42,499	43,231	122,994	135,759

Interest Expense
Interest on deposits	1,955	2,460	3,280	4,198	5,123	7,695	18,324
Interest on short-term borrowings	115	125	117	120	131	357	873
Interest on long-term debt	—	—	—	—	—	—	100
Total Interest Expense	2,070	2,585	3,397	4,318	5,254	8,052	19,297
Net Interest Income	39,488	37,914	37,540	38,181	37,977	114,942	116,462
(Recovery of) provision for credit losses	(725)	(2,000)	(440)	474	1,026	(3,165)	10,248
Net Interest Income After (Recovery of) Provision for Credit Losses	40,213	39,914	37,980	37,707	36,951	118,107	106,214

Non-Interest Income
Net gains on sale of investment securities	—	29	283	6	—	312	56
Unrealized gains (losses) recognized on equity securities still held	93	410	(51)	835	461	452	(1,698)
Service charges	6,706	5,895	5,881	6,771	6,295	18,482	18,962
Bankcard revenue	6,791	7,221	6,213	5,991	6,065	20,225	17,068
Trust and investment management fee income	2,172	2,012	2,033	2,162	1,844	6,217	5,574
Bank owned life insurance	747	940	1,460	813	1,088	3,147	3,611
Sale of VISA shares	—	—	—	—	—	—	17,837
Other income	1,438	941	811	1,143	1,232	3,190	3,550
Total Non-Interest Income	17,947	17,448	16,630	17,721	16,985	52,025	64,960

Non-Interest Expense
Salaries and employee benefits	15,321	15,559	15,671	15,989	15,361	46,551	46,085
Occupancy related expense	2,507	2,525	2,622	2,447	2,428	7,654	7,318
Equipment and software related expense	2,554	2,655	2,544	2,660	2,607	7,753	7,540
FDIC insurance expense	396	382	405	363	355	1,183	522
Advertising	804	824	881	538	462	2,509	2,238

Bankcard expenses	1,549	1,746	1,584	1,443	1,517	4,879	4,450
Postage, delivery, and statement mailings	573	568	592	546	513	1,733	1,721
Office supplies	406	371	392	413	396	1,169	1,143
Legal and professional fees	610	589	675	438	548	1,874	1,738
Telecommunications	790	676	690	540	547	2,156	1,589
Repossessed asset (gains) losses, net of expenses	(108)	1	79	(68)	39	(28)	313
Other expenses	3,776	3,678	3,674	3,332	3,939	11,128	11,992
Total Non-Interest Expense	29,178	29,574	29,809	28,641	28,712	88,561	86,649
Income Before Income Taxes	28,982	27,788	24,801	26,787	25,224	81,571	84,525
Income tax expense	6,250	5,640	4,987	4,565	5,098	16,877	17,151
Net Income Available to Common Shareholders	$22,732	$22,148	$19,814	$22,222	$20,126	$64,694	$67,374

Distributed earnings allocated to common shareholders	$8,726	$8,921	$9,037	$9,053	$8,944	$26,177	$26,832
Undistributed earnings allocated to common shareholders	13,786	13,021	10,598	12,947	10,984	37,899	39,884
Net earnings allocated to common shareholders	$22,512	$21,942	$19,635	$22,000	$19,928	$64,076	$66,716

Average common shares outstanding	15,279	15,573	15,656	15,708	15,950	15,501	16,065
Shares for diluted earnings per share	15,302	15,594	15,687	15,733	15,970	15,526	16,084

Basic earnings per common share	$1.47	$1.41	$1.25	$1.40	$1.25	$4.13	$4.15
Diluted earnings per common share	$1.47	$1.41	$1.25	$1.40	$1.25	$4.13	$4.15

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Assets
Cash and due from banks	$103,841	$97,523	$97,709	$77,412	$76,451
Interest-bearing deposits in depository institutions	535,708	512,367	659,090	451,247	176,267
Cash and cash equivalents	639,549	609,890	756,799	528,659	252,718

Investment securities available-for-sale, at fair value	1,373,073	1,340,681	1,185,245	1,178,789	1,157,399
Other securities	24,501	24,548	27,182	27,372	26,548
Total investment securities	1,397,574	1,365,229	1,212,427	1,206,161	1,183,947

Gross loans	3,521,925	3,529,416	3,546,723	3,622,119	3,663,966
Allowance for credit losses	(18,751)	(20,016)	(24,076)	(24,549)	(24,867)
Net loans	3,503,174	3,509,400	3,522,647	3,597,570	3,639,099

Bank owned life insurance	120,238	119,491	118,976	118,243	117,501
Premises and equipment, net	75,156	76,263	76,529	76,925	77,031
Accrued interest receivable	16,224	15,967	16,231	15,793	16,627
Net deferred tax assets	90	—	1,395	—	—
Intangible assets	117,489	117,857	118,224	118,592	119,004
Other assets	82,419	89,958	71,142	96,697	105,361
Total Assets	$5,951,913	$5,904,055	$5,894,370	$5,758,640	$5,511,288

Liabilities
Deposits:
Noninterest-bearing	$1,311,464	$1,279,932	$1,244,175	$1,176,990	$1,061,310
Interest-bearing:
Demand deposits	1,139,033	1,070,004	1,077,749	1,027,201	940,791
Savings deposits	1,332,910	1,301,219	1,265,038	1,188,003	1,117,684
Time deposits	1,104,069	1,153,391	1,209,873	1,260,022	1,300,291
Total deposits	4,887,476	4,804,546	4,796,835	4,652,216	4,420,076
Short-term borrowings
Customer repurchase agreements	296,642	311,316	316,003	295,956	279,866
Net deferred tax liabilities	—	2,310	—	3,202	1,601
Other liabilities	90,499	90,407	89,847	106,160	118,386
Total Liabilities	5,274,617	5,208,579	5,202,685	5,057,534	4,819,929

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	170,300	169,674	170,526	171,304	170,526
Retained earnings	627,463	613,553	600,396	589,988	576,901
Cost of common stock in treasury	(183,303)	(157,936)	(142,484)	(139,038)	(134,177)
Accumulated other comprehensive income:
Unrealized gain on securities available-for-sale	20,878	28,227	21,289	36,894	36,760
Underfunded pension liability	(5,661)	(5,661)	(5,661)	(5,661)	(6,270)
Total Accumulated Other Comprehensive Income	15,217	22,566	15,628	31,233	30,490
Total Stockholders' Equity	677,296	695,476	691,685	701,106	691,359
Total Liabilities and Stockholders' Equity	$5,951,913	$5,904,055	$5,894,370	$5,758,640	$5,511,288

Regulatory Capital
Total CET 1 capital	$550,426	$561,317	$563,523	$557,641	$548,269
Total tier 1 capital	550,426	561,317	563,523	557,641	548,269
Total risk-based capital	565,712	577,543	582,816	577,292	568,153
Total risk-weighted assets	3,451,018	3,421,764	3,362,595	3,446,774	3,442,629

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020

Commercial and industrial	$353,046	$358,583	$371,195	$372,989	$383,980

1-4 Family	108,913	108,079	108,131	109,812	114,071
Hotels	297,341	290,119	293,176	294,464	295,989
Multi-family	215,307	212,715	212,561	215,671	214,394
Non Residential Non-Owner Occupied	664,365	653,264	649,683	641,351	628,814
Non Residential Owner Occupied	205,579	209,100	199,130	213,484	211,433
Commercial real estate (1)	1,491,505	1,473,277	1,462,681	1,474,782	1,464,701

Residential real estate (2)	1,506,572	1,521,102	1,532,907	1,587,694	1,621,265
Home equity	124,806	127,608	130,009	136,469	140,135
Consumer	43,296	45,184	47,224	47,688	50,541
DDA Overdrafts	2,700	3,662	2,707	2,497	3,344
Gross Loans	$3,521,925	$3,529,416	$3,546,723	$3,622,119	$3,663,966

Construction loans included in:
(1) - Commercial real estate loans	$19,360	$43,904	$39,101	$40,449	$42,449
(2) - Residential real estate loans	19,059	20,838	22,129	27,078	28,947

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2021	2021	2021	2020	2020	2021	2020
Allowance for Credit Losses
Balance at beginning of period	$20,016	$24,076	$24,549	$24,867	$25,199	$24,549	$11,589

Charge-offs:
Commercial and industrial	—	(211)	(34)	(9)	(757)	(245)	(834)
Commercial real estate	(392)	(1,718)	(1)	(616)	(75)	(2,111)	(497)
Residential real estate	(18)	(86)	(93)	(139)	(252)	(197)	(1,111)
Home equity	(47)	(8)	(64)	(88)	(126)	(119)	(332)
Consumer	(3)	(79)	(147)	(27)	(74)	(229)	(165)
DDA overdrafts	(633)	(430)	(453)	(629)	(554)	(1,516)	(1,716)
Total charge-offs	(1,093)	(2,532)	(792)	(1,508)	(1,838)	(4,417)	(4,655)

Recoveries:
Commercial and industrial	69	25	46	74	3	140	17
Commercial real estate	18	15	164	150	44	197	375
Residential real estate	29	17	74	57	24	120	127
Home equity	58	3	23	47	33	84	89
Consumer	72	104	39	55	42	215	183
DDA overdrafts	307	308	413	333	334	1,028	1,134
Total recoveries	553	472	759	716	480	1,784	1,925

Net charge-offs	(540)	(2,060)	(33)	(792)	(1,358)	(2,633)	(2,730)
(Recovery of) provision for credit losses	(725)	(2,000)	(440)	474	1,026	(3,165)	10,248
Impact of adopting ASC 326	—	—	—	—	—	—	5,760
Balance at end of period	$18,751	$20,016	$24,076	$24,549	$24,867	$18,751	$24,867

Loans outstanding	$3,521,925	$3,529,416	$3,546,723	$3,622,119	$3,663,966
Allowance as a percent of loans outstanding	0.53%	0.57%	0.68%	0.68%	0.68%
Allowance as a percent of non-performing loans	243.1%	199.3%	194.5%	200.7%	182.7%

Average loans outstanding	$3,535,497	$3,541,165	$3,585,790	$3,635,673	$3,661,569	$3,553,966	$3,643,603
Net charge-offs (annualized) as a percent of average loans outstanding	0.06%	0.23%	—%	0.09%	0.15%	0.10%	0.10%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Nonaccrual Loans
Residential real estate	$3,634	$2,482	$3,004	$2,968	$3,983
Home equity	67	81	88	95	74
Commercial and industrial	531	820	1,200	768	728
Commercial real estate	3,355	6,383	7,792	8,401	8,479
Consumer	—	—	—	—	—
Total nonaccrual loans	7,587	9,766	12,084	12,232	13,264
Accruing loans past due 90 days or more	127	278	295	—	345
Total non-performing loans	7,714	10,044	12,379	12,232	13,609
Other real estate owned	1,335	1,309	1,625	1,650	2,080
Total non-performing assets	$9,049	$11,353	$14,004	$13,882	$15,689

Non-performing assets as a percent of loans and other real estate owned	0.26%	0.32%	0.39%	0.38%	0.43%

Past Due Loans
Residential real estate	$5,258	$5,453	$4,092	$5,993	$5,153
Home equity	688	523	449	575	474
Commercial and industrial	455	721	1,358	1,241	691
Commercial real estate	441	498	508	625	602
Consumer	35	12	10	113	121
DDA overdrafts	390	417	212	341	379
Total past due loans	$7,267	$7,624	$6,629	$8,888	$7,420

Total past due loans as a percent of loans outstanding	0.21%	0.22%	0.19%	0.25%	0.20%

Troubled Debt Restructurings ("TDRs")
Residential real estate	$16,910	$17,788	$18,572	$19,226	$20,398
Home equity	1,822	1,920	1,956	2,001	2,100
Commercial and industrial	430	—	—	—	—
Commercial real estate	1,937	3,076	4,615	4,638	4,894
Consumer	221	203	211	277	260
Total TDRs	$21,320	$22,987	$25,354	$26,142	$27,652

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	September 30, 2021			June 30, 2021			September 30, 2020
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,648,921	$15,813	3.80%	$1,652,165	$16,135	3.92%	$1,766,796	$17,899	4.03%
Commercial, financial, and agriculture (2)	1,836,604	17,344	3.75%	1,839,478	16,158	3.52%	1,839,939	16,910	3.66%
Installment loans to individuals (2), (3)	49,972	714	5.67%	49,522	713	5.77%	54,834	804	5.83%
Previously securitized loans (4)	***	91	***	***	109	***	***	148	***
Total loans	3,535,497	33,962	3.81%	3,541,165	33,115	3.75%	3,661,569	35,761	3.89%
Securities:
Taxable	1,136,519	6,144	2.14%	1,046,008	5,932	2.27%	877,623	6,266	2.84%
Tax-exempt (5)	245,551	1,590	2.57%	244,233	1,633	2.68%	204,178	1,433	2.79%
Total securities	1,382,070	7,734	2.22%	1,290,241	7,565	2.35%	1,081,801	7,699	2.83%
Deposits in depository institutions	544,843	196	0.14%	628,158	162	0.10%	304,498	72	0.09%
Total interest-earning assets	5,462,410	41,892	3.04%	5,459,564	40,842	3.00%	5,047,868	43,532	3.43%
Cash and due from banks	101,058			92,243			80,505
Premises and equipment, net	75,956			76,660			77,647
Goodwill and intangible assets	117,719			118,088			119,267
Other assets	220,420			206,709			229,667
Less: Allowance for credit losses	(20,407)			(23,701)			(25,311)
Total assets	$5,957,156			$5,929,563			$5,529,643

Liabilities:
Interest-bearing demand deposits	$1,093,243	$127	0.05%	$1,069,896	$122	0.05%	$931,152	$187	0.08%
Savings deposits	1,315,462	169	0.05%	1,287,966	163	0.05%	1,093,886	303	0.11%
Time deposits (2)	1,126,553	1,659	0.58%	1,181,953	2,175	0.74%	1,322,423	4,633	1.39%
Short-term borrowings	282,722	115	0.16%	305,134	125	0.16%	260,518	131	0.20%
Total interest-bearing liabilities	3,817,980	2,070	0.22%	3,844,949	2,585	0.27%	3,607,979	5,254	0.58%
Noninterest-bearing demand deposits	1,356,745			1,311,340			1,114,822
Other liabilities	86,263			72,940			104,084
Stockholders' equity	696,168			700,334			702,758
Total liabilities and
stockholders' equity	$5,957,156			$5,929,563			$5,529,643
Net interest income		$39,822			$38,257			$38,278
Net yield on earning assets			2.89%			2.81%			3.02%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:

Loan fees, net		$1,120			$488			$156

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$154	$211	$132
Commercial, financial, and agriculture	265	365	250
Installment loans to individuals	21	23	38
Time deposits	48	48	155
	$488	$647	$575

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Nine Months Ended
	September 30, 2021			September 30, 2020
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,669,324	$48,801	3.91%	$1,776,903	$56,827	4.27%
Commercial, financial, and agriculture (2)	1,833,744	50,044	3.65%	1,810,165	55,051	4.06%
Installment loans to individuals (2), (3)	50,898	2,140	5.62%	56,535	2,519	5.95%
Previously securitized loans (4)	***	414	***	***	415	***
Total loans	3,553,966	101,399	3.81%	3,643,603	114,812	4.21%
Securities:
Taxable	1,043,269	17,318	2.22%	861,853	17,855	2.77%
Tax-exempt (5)	243,146	4,811	2.65%	140,075	3,366	3.21%
Total securities	1,286,415	22,129	2.30%	1,001,928	21,221	2.83%
Deposits in depository institutions	562,272	474	0.11%	214,912	432	0.27%
Total interest-earning assets	5,402,653	124,002	3.07%	4,860,443	136,465	3.75%
Cash and due from banks	91,073			76,936
Premises and equipment, net	76,481			77,910
Goodwill and intangible assets	118,084			119,678
Other assets	214,872			218,695
Less: Allowance for loan losses	(22,989)			(21,984)
Total assets	$5,880,174			$5,331,678

Liabilities:
Interest-bearing demand deposits	$1,057,452	$373	0.05%	$898,440	$833	0.12%
Savings deposits	1,275,211	516	0.05%	1,045,877	1,366	0.17%
Time deposits (2)	1,181,166	6,806	0.77%	1,347,013	16,125	1.60%
Short-term borrowings	292,845	357	0.16%	242,173	873	0.48%
Long-term debt	—	—	—%	1,109	100	12.04%
Total interest-bearing liabilities	3,806,674	8,052	0.28%	3,534,612	19,297	0.73%
Noninterest-bearing demand deposits	1,289,247			1,004,144
Other liabilities	82,953			98,393
Stockholders' equity	701,300			694,529
Total liabilities and
stockholders' equity	$5,880,174			$5,331,678
Net interest income		$115,950			$117,168
Net yield on earning assets			2.87%			3.22%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of loan fees have been included in interest income:

Loan fees		$2,443			$881

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:

Residential real estate	$472	$477
Commercial, financial, and agriculture	956	2,141
Installment loans to individuals	72	114
Time deposits	145	466
	$1,645	$3,198

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2021	2021	2021	2020	2020	2021	2020
Net Interest Income/Margin
Net interest income ("GAAP")	$39,488	$37,914	$37,540	$38,181	$37,977	$114,942	$116,462
Taxable equivalent adjustment	334	343	331	333	301	1,008	706
Net interest income, fully taxable equivalent	$39,822	$38,257	$37,871	$38,514	$38,278	$115,950	$117,168

Average interest earning assets	$5,462,410	$5,459,564	$5,284,025	$5,125,874	$5,047,868	$5,402,653	$4,860,443

Net Interest Margin	2.89%	2.81%	2.91%	2.99%	3.02%	2.87%	3.22%
Accretion related to fair value adjustments	(0.04)%	(0.05)%	(0.04)%	(0.05)%	(0.05)%	(0.04)%	(0.09)%
Net Interest Margin (excluding accretion)	2.85%	2.76%	2.87%	2.94%	2.97%	2.83%	3.13%

Tangible Equity Ratio (period end)
Equity to assets ("GAAP")	11.37%	11.78%	11.74%	12.18%	12.54%
Effect of goodwill and other intangibles, net	(1.78)%	(1.80)%	(1.81)%	(1.85)%	(1.93)%
Tangible common equity to tangible assets	9.59%	9.98%	9.93%	10.33%	10.61%

Return on Tangible Equity
Return on tangible equity ("GAAP")	15.7%	15.2%	13.5%	15.3%	13.8%	14.8%	15.6%
Impact of sale of VISA shares	—%	—%	—%	—%	—%	—%	(3.1)%
Return on tangible equity, excluding sale of VISA shares	15.7%	15.2%	13.5%	15.3%	13.8%	14.8%	12.5%

Return on Assets
Return on assets ("GAAP")	1.53%	1.49%	1.38%	1.59%	1.46%	1.47%	1.68%
Impact of sale of VISA shares	—%	—%	—%	—%	—%	—%	(0.33)%
Return on assets, excluding merger sale of VISA shares	1.53%	1.49%	1.38%	1.59%	1.46%	1.47%	1.35%